UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 25, 2007

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

(a)           On April 3, 2007, Carlyle/Riverstone BPL Holdings II, L.P., (“Carlyle/Riverstone”), certain members of senior management of Buckeye GP LLC (“Buckeye GP”) and certain other parties (collectively the “Sellers”) entered into a Purchase Agreement (the “Purchase Agreement”) with BGH GP Holdings, LLC (the “Buyer”).  The Buyer is a limited liability company owned by affiliates of ArcLight Capital Partners, LLC, Kelso & Company and Lehman Brothers Holdings Inc. The Purchase Agreement provided for the sale by the Sellers of their 62.9% limited partner interest in Buckeye GP Holdings L.P. (“BGH”) and Carlyle/Riverstone’s ownership interest in MainLine Management LLC (“MainLine Management”), which is the general partner of BGH and controls BGH.  BGH owns 100% of Buckeye GP, which is the general partner of Buckeye Partners, L.P. (the “Partnership”) and controls the Partnership. Carlyle/Riverstone is owned by investment partnerships affiliated with Carlyle/Riverstone Global Energy and Power Fund II, L.P. and associated with Riverstone Holdings, LLC and The Carlyle Group.

On June 25, 2007 the Purchase Agreement was amended to provide that certain of the Sellers, including all of senior management, would retain a portion of their limited partner interest in BGH. Also on June 25, 2007, the transactions under Purchase Agreement closed.  The closing constituted a change of control of the Partnership because MainLine Management, as general partner of BGH, controls BGH, which controls Buckeye GP, which, as the general partner of the Partnership, controls the Partnership.  In addition to acquiring MainLine Management, the Buyer purchased a 61.8% limited partner interest in BGH.   The total consideration paid for MainLine Management and the 61.8% limited partner interest in BGH was $411.6 million, which was funded by contributions from the owners of the Buyer.  The parties to the Purchase Agreement have agreed to pro rate any distributions that BGH may make on the limited partner interest acquired by the Buyer with respect to the second quarter of 2007.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Also on June 25, 2007, in connection with the closing of the transactions under the Purchase Agreement, Michael B. Hoffman, E. Bartow Jones and Andrew W. Ward, each of whom is affiliated with Carlyle/Riverstone, resigned from their positions as directors of Buckeye GP and MainLine Management, and William H. Shea, Jr., Chairman of the Board and Chief Executive Officer of Buckeye GP and MainLine Management, resigned from those positions.  In connection with his resignation, the Buyer and Mr. Shea entered into a letter agreement that will provide certain severance and other benefits to Mr. Shea and terminate his employment agreement and related benefits continuation agreement. Neither the Partnership nor BGH will bear any costs or liabilities in connection with that arrangement.

(c)           Following the closing of the transactions under the Purchase Agreement and the appointment of the directors described in Item 5.02(d) below, the board of directors of Buckeye GP elected Forrest E. Wylie as Chairman of the Board and Chief Executive Officer of Buckeye GP.  Mr. Wylie was also elected by the board of directors of MainLine Management as Chairman of the Board and Chief Executive Officer of MainLine Management.  Mr. Wylie, 44, was most recently Vice Chairman of Pacific Energy Partners, L.P., a refined product and crude oil pipeline and terminal partnership from March 2005 until Pacific Energy Partners, L.P. merged with Plains All American, L.P. in November 2006.  Mr. Wylie was President and Chief Financial Officer of NuCoastal Corporation, a midstream energy company, from May 2002 until February 2005.  Neither Pacific Energy Partners, L.P. nor NuCoastal Corporation is a parent, subsidiary or other affiliate of BGH or the Partnership.  Mr. Wylie currently serves on the board of directors of Eagle Shipping and Coastal Energy Corporation.  There is no arrangement or understanding between Mr. Wylie and any other persons pursuant to which he was elected as a Chairman of the Board and Chief Executive Officer.  There are no relationships between Mr. Wylie and MainLine Management, BGH, Buckeye GP or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d)           Effective immediately following the closing of the transactions under the Purchase Agreement, the BGH appointed Mr. Wylie, Daniel R. Revers, Robb E. Turner, Michael B. Goldberg and Irvin K. Culpepper, Jr. to the board of Directors of Buckeye GP.  There is no arrangement or understanding between any of these new directors and any other persons pursuant to which these new directors were appointed as directors.  There are no relationships between any of these new directors and MainLine Management, BGH, Buckeye GP or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(e)           In connection with the closing of the transactions under the Purchase Agreement, the employment and severance agreement between BGH and Stephen C. Muther, Executive Vice President, Administration and Legal Affairs, was amended to reflect the Buyer as the new owner of MainLine Management, to extend the initial term of the agreement to June 25, 2010 and provide that a “good reason termination” includes a voluntary termination of employment during the period between the beginning of the 18th month and the end of the 36th month following a change of control of BGH or the Partnership.  The other terms and conditions of Mr. Muther’s employment agreement and the amounts payable to Mr. Muther thereunder were not materially modified from those described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006.

Additionally, the severance agreement between BGH and Robert B. Wallace, Senior Vice President, Finance and Chief Financial Officer, was amended to reflect the Buyer as the new owner of MainLine Management.  The other terms and conditions of Mr. Wallace’s severance agreement and the amounts payable to Mr. Wallace thereunder were not materially modified from those described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006.

Item 7.01. Regulation FD Disclosure.

On June 25, 2007, the Partnership issued a press release announcing the closing of the transactions under the Purchase Agreement.  The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.  The information regarding the press release provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”), as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01                                               Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Amended and Restated Employment and Severance Agreement, dated as of June 25, 2007, by and among Stephen C. Muther, Buckeye GP Holdings L.P. and Buckeye Pipe Line Services Company.

10.2                       Amended and Restated Severance Agreement made as of the 25th day of June, 2007, by and between Buckeye GP Holdings L.P., Buckeye Pipe Line Services Company and Robert B. Wallace.

99.1                         Press release of Buckeye Partners, L.P. issued June 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:		Buckeye GP LLC,
its General Partner

	By:	/s/ Stephen C. Muther
Stephen C. Muther
Executive Vice President, Administration and Legal Affairs

Dated: June 27, 2007

Exhibit Index

Exhibit

10.1	Amended and Restated Employment and Severance Agreement, dated as of June 25, 2007, by and among Stephen C. Muther, Buckeye GP Holdings L.P. and Buckeye Pipe Line Services Company.

10.2	Amended and Restated Severance Agreement made as of the 25th day of June, 2007, by and between Buckeye GP Holdings L.P., Buckeye Pipe Line Services Company and Robert B. Wallace.

99.1	Press release of Buckeye Partners, L.P. issued June 25, 2007.